FIRST FINANCIAL HOLDINGS, INC.
34 Broad Street
Charleston, S. C. 29401
843-529-5933

December 14, 2004

Dear Shareholder:

        You are cordially invited to attend the 2005 Annual Meeting of Shareholders of First Financial Holdings, Inc. to be held at the Corporation's main office, 34 Broad Street, Charleston, South Carolina, on Thursday, January 27, 2005, at 5:30 p.m., Eastern Standard time.

        The Notice of Annual Meeting of Shareholders and Proxy Statement on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Corporation. Directors and officers of the Corporation, as well as a representative of KPMG LLP, the Corporation's independent accountants, will be present to respond to any relevant questions shareholders may have. The KPMG LLP representative will have the opportunity to make a statement if he or she desires to do so.

        We are pleased to offer record holders of common stock (those who hold shares directly registered in their own names and not in the name of a bank, broker or other nominee) the option of voting through the telephone or Internet, or by returning the enclosed proxy card.

        To ensure proper representation of your shares at the meeting, please sign, date and return the enclosed proxy card in the postage-paid envelope provided as soon as possible or vote through the telephone or Internet, even if you currently plan to attend the meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.

Sincerely,

A. Thomas Hood
President and Chief Executive Officer

FIRST FINANCIAL HOLDINGS, INC.
34 Broad Street
Charleston, South Carolina 29401
843-529-5933

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
JANUARY 27, 2005

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders ("Meeting") of First Financial Holdings, Inc. ("Corporation") will be held at the main office of the Corporation located at 34 Broad Street, Charleston, South Carolina, on Thursday, January 27, 2005, at 5:30 p.m., Eastern Standard time, for the following purposes:

  To elect three directors of the Corporation;

  To ratify the adoption of the First Financial Holdings, Inc. 2005 Stock Option Plan;

  To ratify the adoption of the First Financial Holdings, Inc. 2005 Performance Equity Plan; and

  To consider and act upon other matters as may properly come before the Meeting or any adjournments thereof.

        NOTE: The Board of Directors is not aware of any other business to come before the Meeting.

        Any action may be taken on the foregoing proposals at the Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Shareholders of record at the close of business on November 29, 2004 are entitled notice of and to vote at the Meeting and any adjournments or postponements thereof.

        You are requested to complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and to mail it promptly in the enclosed envelope or vote through the telephone or Internet voting procedures described on your proxy card. The proxy will not be used if you attend and vote in person at the Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Dorothy B. Wright
Corporate Secretary
Charleston, South Carolina
December 14, 2004

IMPORTANT: THE PROMPT RETURN OF YOUR SIGNED PROXY WILL SAVE THE CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. ALTERNATIVELY, YOU MAY VOTE THROUGH THE TELEPHONE OR INTERNET VOTING PROCEDURES DESCRIBED ON YOUR PROXY CARD. YOUR VOTE IS IMPORTANT, WHETHER YOU OWN A FEW SHARES OR MANY.

TABLE OF CONTENTS

ANNUAL MEETING OF SHAREHOLDERS	1
VOTING AND PROXY PROCEDURE	1
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	2
PROPOSAL I -- ELECTION OF DIRECTORS	4
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS	6
DIRECTORS' COMPENSATION	7
MANAGEMENT REMUNERATION	8
AUDIT COMMITTEE MATTERS	11
CORPORATE GOVERNANCE/NOMINATING COMMITTEE MATTERS	13
COMPENSATION/BENEFITS COMMITTEE MATTERS	14
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	17
TRANSACTIONS WITH MANAGEMENT	17
PROPOSAL II -- RATIFICATION OF ADOPTION OF 2005 STOCK OPTION PLAN	17
PROPOSAL III -- RATIFICATION OF ADOPTION OF 2005 PERFORMANCE EQUITY PLAN FOR NON-EMPLOYEE DIRECTORS	20
SHAREHOLDER PROPOSALS	22
OTHER MATTERS	22
ANNUAL REPORT TO SHAREHOLDERS	23
EXHIBIT A -- FIRST FINANCIAL HOLDINGS, INC. 2005 STOCK OPTION PLAN	A-1
EXHIBIT B -- FIRST FINANCIAL HOLDINGS, INC. 2005 PERFORMANCE EQUITY PLAN FOR NON-EMPLOYEE DIRECTORS	B-1

PROXY STATEMENT
OF
FIRST FINANCIAL HOLDINGS, INC.
34 Broad Street
Charleston, South Carolina 29401
843-529-5933

 ANNUAL MEETING OF SHAREHOLDERS
JANUARY 27, 2005

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of First Financial Holdings, Inc. ("First Financial" or "Corporation") to be used at the Annual Meeting of Shareholders of the Corporation ("Meeting"). First Financial is the holding company for First Federal Savings and Loan Association of Charleston, Charleston, South Carolina ("First Federal"), First Southeast Insurance Services, Inc., Kimbrell Insurance Group, Inc. and First Southeast Investor Services, Inc. The Meeting will be held at the Corporation's main office located at 34 Broad Street, Charleston, South Carolina, on Thursday, January 27, 2005, at 5:30 p.m., Eastern Standard time. The accompanying Notice of Annual Meeting of Shareholders, this Proxy Statement and the enclosed proxy card are first being mailed to shareholders on or about December 14, 2004.

VOTING AND PROXY PROCEDURE

Shareholders Entitled to Vote.

        Shareholders of record as of the close of business on November 29, 2004 ("Voting Record Date") are entitled to one vote for each share of common stock of the Corporation then held. As of the close of business on the Voting Record Date, the Corporation had 12,292,876 shares of common stock outstanding and entitled to vote.

        If you are a beneficial owner of Corporation common stock held by a broker, bank or other nominee (i.e. in "street name"), you will need proof of ownership to be admitted to the Meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Corporation common stock held in street name in person at the Meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Quorum.

        The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Meeting. Abstentions and broker non-votes will be counted as shares present and entitled to vote at the Meeting for purposes of determining the existence of a quorum.

Proxies; Proxy Revocation Procedures.

        The Corporation's Board of Directors solicits proxies so that each shareholder has the opportunity to vote on each proposal being considered at the Meeting. When proxies are returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. Where no instructions are indicated, proxies will be voted FOR the nominees for directors set forth below; FOR the ratification of the adoption of the 2005 Stock Option Plan; and FOR the ratification of the adoption of the 2005 Performance Equity Plan. If a shareholder of record attends the Meeting, he or she may vote by ballot.

        Shareholders who execute proxies retain the right to revoke them at any time before they are voted. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the

Corporation or by filing a later dated and signed proxy prior to a vote being taken on the proposals at the Meeting. Attendance at the Meeting will not automatically revoke a proxy, but a shareholder in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

        If your Corporation common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. If you wish to change your voting instructions after you have returned your voting instruction form to your broker or bank, you must contact your broker or bank.

Vote Required.

        Abstentions and "broker non-votes" (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to the particular item) are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

        The directors to be elected at the Meeting will be elected by a plurality of the votes cast by shareholders present in person or by proxy and entitled to vote. Votes may be cast for or withheld from each nominee for election as director. Pursuant to the Corporation's Certificate of Incorporation, shareholders are not permitted to cumulate their votes for the election of directors. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because directors are elected by a plurality of the votes cast.

        The ratification of the adoption of the 2005 Stock Option Plan and the 2005 Performance Equity Plan requires the affirmative vote of a majority of the outstanding shares of common stock present in person or by proxy and entitled to vote at the Meeting. Abstentions are not affirmative votes and, therefore, will have the same effect as a vote against the proposal and broker non-votes will be disregarded and will have no effect on the outcome of the vote.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        Persons and groups owning in excess of five percent of the Corporation's common stock are required to file certain reports with the Securities and Exchange Commission ("SEC") disclosing their ownership pursuant to the Securities Exchange Act of 1934, as amended ("1934 Act"). Based upon these reports, as of September 30, 2004, Private Capital Management, L. P. is the only beneficial owner of more than five percent of the outstanding shares of common stock.

        The table below sets forth information as to the shares of Corporation common stock beneficially owned by beneficial owners of more than five percent of the outstanding shares of common stock, as well as by each director of the Corporation, the Chief Executive Officer of the Corporation, the Corporation's or First Federal's four other most highly compensated executive officers ("Named Executive Officers") and all executive officers and directors of the Corporation as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership[1,2]	Percent of Shares of Common Stock Outstanding

Private Capital Management, L. P. [3] 8889 Pelican Bay Blvd., Suite 500 Naples, FL 34108	635,215	5.17%
Non-Employee Directors
Gary C. Banks, Jr.	40,707	4
Paula Harper Bethea	13,683	4
Paul G. Campbell, Jr.	29,021	4
Ronnie M. Givens[5]	0
Thomas J. Johnson	27,758	4
James C. Murray	41,239	4
D. Kent Sharples	37,730	4
Henry M. Swink	29,452	4
Employee Directors
A. Thomas Hood [6]	228,395	1.85%
James L. Rowe	12,436	4
Named Executive Officers[7] Who Are Not Directors
Susan E. Baham	114,375	4
Charles F. Baarcke, Jr.	80,817	4
John L. Ott, Jr.	143,332	1.16%
Clarence A. Elmore, Jr.	18,080	4
All Directors and Executive Officers as a group (14 persons)	817,025	6.50%

1

In accordance with Rule 13d-3 under the 1934 Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of common stock if he or she has voting and/or investment power with respect to such shares. The table includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power.

2

Includes options awarded under the Corporation's 1994 and 2004 Directors Stock Options-for-Fees Plans that are exercisable within 60 days of the close of business on the Voting Record Date for the following directors: Mrs. Bethea-5,798 shares; Mr. Campbell-17,055 shares; Mr. Johnson-19,752 shares; Mr. Murray-26,364 shares; Dr. Sharples-20,357 shares; and Mr. Swink-25,063 shares. The total also includes 5,385, 44,900, 26,300, 29,000, 17,500, 34,000 and 271,474 shares of common stock that may be received upon the exercise of stock options that are exercisable within 60 days of the close of business on the Voting Record Date for Messrs. Rowe, Hood, Baarcke, Ott, Elmore and Mrs. Baham and all executive officers and directors as a group, respectively.

3

Private Capital Management, L. P. ("PCM"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, is deemed to have beneficial ownership of 635,215 shares of the Corporation's common stock as of September 30, 2004. In its role as investment advisor, PCM exercises investment discretion with respect to the securities of the Corporation described in this table. All securities reported in this table are owned by clients of PCM and PCM disclaims beneficial ownership of such securities.

4	Less than one percent of shares outstanding.
5	Appointed to the Board effective December 1, 2004.
6	Mr. Hood is also a Named Executive Officer of the Corporation.
7

SEC regulations define the term "named executive officers" to include all individuals serving as chief executive officer during the most recently completed fiscal year, regardless of compensation level, and the four most highly compensated executive officers, other than the chief executive officer, whose total annual salary and bonus for the last completed fiscal year exceeded $100,000. Messrs. Hood, Baarcke, Ott, Elmore and Mrs. Baham were the Corporation's "named executive officers" for the fiscal year ended September 30, 2004.

PROPOSAL I -- ELECTION OF DIRECTORS

        The Board is comprised of a majority (80%) of independent directors in compliance with SEC and Nasdaq Marketplace Rules. All members of the Audit, Compensation/Benefits and Corporate Governance/Nominating committee are independent pursuant to SEC and Nasdaq Marketplace Rules. The Board has determined that all members of the Board are independent, except for A. Thomas Hood and James L. Rowe who are employees of the Corporation.

        The Board is currently composed of ten members. That number was increased from nine with the appointment of Ronnie M. Givens effective December 1, 2004. In accordance with the Corporation's Certificate of Incorporation, the Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. The Corporate Governance/Nominating Committee has nominated for election as directors Thomas J. Johnson, James C. Murray and D. Kent Sharples to serve three-year terms. Each would serve until their respective successors have been elected and qualified. All nominees are currently members of the Board and each has consented to being named in this Proxy Statement and to serving as a director on the Board if elected.

        It is intended that the proxies solicited by the Board will be voted for the election of the above named nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of a substitute recommended by the Board or the Board may adopt a resolution to amend the Corporation's Bylaws to reduce the size of the Board. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES FOR ELECTION AS DIRECTORS OF THE CORPORATION.

        The following table sets forth certain information regarding the nominees for election at the Meeting as well as information regarding those directors continuing in office after the Meeting.
Name	Age [1]	Year First Elected Director [2]	Year Term Expires

Board Nominees
Thomas J. Johnson[3]	54	1998	2008[4]
James C. Murray[3]	65	1991	2008[4]
D. Kent Sharples	61	1992	2008[4]
Directors Continuing in Office
Gary C. Banks, Jr. [3]	70	1987	2007[5]
Paula Harper Bethea[3]	49	1996	2007
Paul G. Campbell, Jr.[3]	58	1991	2007
Ronnie M. Givens	62	2004	2007
A. Thomas Hood[3]	58	1987	2006
James L. Rowe	61	2001	2006
Henry M. Swink	59	2002	2006

[1]		As of September 30, 2004.
[2]		Includes prior service, as applicable, on the Board of Directors of First Federal.
[3]		Also serves as a director of First Federal.
[4]		Assuming reelection.
5		Gary C. Banks, Jr. turned 70 in July 2004 and will be ineligible to serve as director after January 2005. This is in accordance with the current board policy on age limitations.

        The following discussion presents information with respect to the nominees at the Meeting:

        THOMAS J. JOHNSON has served as a director of First Financial since 1998 and as a director of First Federal since 2002. He is President, Chief Executive Officer and Owner of F & J Associates, a company that owns and operates automobile dealerships in southeastern United States and the U. S. Virgin Islands. He serves on the Foundation Board of Trustees of Horry-Georgetown Technical College, the Board of Visitors of the Coastal Carolina University School of Business and the South Carolina Business Resources Board. He is a member of the National Automobile Dealers Association, the South Carolina Automobile Dealers Association and the Ford Lincoln Mercury Dealers Association. He is active in community service as a member of the South Carolina Minority Business Network, the Board of Trustees of Shaw University and the Conway, South Carolina and Myrtle Beach, South Carolina Chambers of Commerce.

        JAMES C. MURRAY has served as a director of First Financial since 1991 and is Chairman of the Corporation and First Federal. He is a retired Registered Professional Engineer and retired President, Chief Executive Officer and Chairman of the Board of Directors of Utilities Construction Company, Inc., and its subsidiaries, an electrical contracting company specializing in high voltage electrical work and heavy industrial work in the Southeast. Mr. Murray is active in numerous civic associations, having served as President of the Coastal Carolina Council of the Boy Scouts. He is past President of Area 5, Southern Region of Boy Scouts of America which covers South Carolina and portions of Georgia and North Carolina and currently serves on the Southern Region Executive Board. Having served as a Director and Treasurer for the Trident United Way, Mr. Murray served as the 1996 Trident United Way Campaign Chairman and President of Trident United Way for 1999 and is currently a member emeritus of the Board. He was previously a member of the Board of Directors of the South Carolina Chamber of Commerce, President of Trident Technical College Foundation, and Secretary to the Board of United Way of South Carolina.

        D. KENT SHARPLES has served as a director of First Financial since 1992 and as a director of Peoples Federal Savings and Loan Association (an institution acquired by the Corporation and later merged into First Federal) from 1984 through 1999. Dr. Sharples has been President of Daytona Beach Community College, Daytona Beach, Florida since July 1999. From July 1980 to July 1999, he was President of Horry-Georgetown Technical College, Conway, South Carolina. He has been active in numerous civic associations, serving as President of the United Way of Horry County, President of the Myrtle Beach Rotary Club, Chairman of the Horry County Economic Development Board, Chairman of the Subcommittee of the Area Transportation Council, a member of the Board of Directors of Grand Strand YMCA, a member of the Myrtle Beach Chamber of Commerce, and a member of the Georgetown Propeller Club. He was awarded the Order of the Palmetto for his contributions to South Carolina. In 1990, Dr. Sharples was also appointed by then Secretary of Labor Dole to serve as a member of the Secretary's Advisory Commission on work-based learning.

       The present principal occupation and other business experience during the last five years of each director continuing in office is set forth below:

       Gary C. Banks, Jr. was elected to First Federal's Board of Directors in 1987 and to First Financial's Board of Directors in January 1988. He is a director and retired Executive Vice President of Banks Construction Company, which specializes in highway construction.

        Paula Harper Bethea joined First Federal's and First Financial's Boards of Directors in 1996. She is the Director of External Relations for McNair Law Firm. Previously, she served as Director of Client Relations and Development for Bethea, Jordan & Griffin, P. A. of Hilton Head Island, South Carolina, a law firm.

        Paul G. Campbell, Jr. was elected to First Federal's and First Financial's Boards of Directors in 1991. He is the retired President of the Southeast Region for Alcoa Primary Metals, the world's leading aluminum reduction company. He continues to work for Alcoa as a consultant.

        Ronnie M. Givens has served as a director of First Financial since December 2004. He is a Certified Public Accountant and Chairman/Vice President of Gamble Givens & Moody LLC.

        A. Thomas Hood has been President and Chief Executive Officer of the Corporation since July 1, 1996, and of First Federal since February 1, 1995. Previously, he served in various capacities for the Corporation and First Federal.

        James L. Rowe serves as President of First Southeast Insurance Services, Inc. and Kinghorn Insurance Services, Inc., subsidiaries of the Corporation.

        Henry M. Swink is President of McCall Farms, Inc., a food processing company that manufactures and markets canned fruits and vegetables throughout the Southeast. He served on the Board of Directors of Peoples Federal Savings and Loan Association from 1996 until the consolidation into First Federal in September 2002.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

        The Board of Directors conducts its business through Board meetings and through its committees. During the fiscal year ended September 30, 2004, the Board held 15 meetings. No director of First Financial attended less than 75 percent of the total meetings of the Board and committees on which such Board member served during this period for the Corporation.

        Directors are expected to attend First Financial's annual meeting of shareholders, but the Corporation has no formal policy. The Board usually holds one of its regularly scheduled meetings on the day following the shareholders' meeting. For each of the previous three years, all members of the Boards of Directors of the Corporation and First Federal attended the annual meeting of shareholders.

        The Executive Committee of the Corporation, composed of Messrs. Murray, Banks, Campbell and Hood, did not meet during the fiscal year ended September 30, 2004. The full Board began monthly meetings in executive session (without the presence of management directors) in November 2003.

        The Audit Committee of the Corporation, composed of Messrs. Campbell, Johnson, Sharples and Swink, meets at least quarterly to:

  Monitor the integrity of the financial reporting process and systems of internal controls regarding finance, accounting, regulatory and legal compliance.

  Appoint, compensate and oversee the work of the external accountants employed for the purpose of preparing an audit report or related work.

  Provide an avenue of communication among the external accountants, management, employees, the internal auditing department and the Board of Directors.

  Approve loans made to affiliates.

        This Committee met nine times during the fiscal year ended September 30, 2004.

        The Compensation/Benefits Committee of the Corporation, composed of Mrs. Bethea and Messrs. Banks, Johnson and Sharples, reviews compensation policies and benefit plans of the Corporation, grants stock options and recommends compensation for senior management. This Committee held five meetings during the fiscal year ended September 30, 2004.

        Article II, Section 14 of the Corporation's Bylaws provides that the Board shall appoint a nominating committee for selecting the management nominees for election as directors, providing as follows: "No nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the Secretary of the Corporation in accordance with the provisions of the Corporation's Certificate of Incorporation." The Corporate Governance/Nominating Committee of the Corporation, composed of Mrs. Bethea and Messrs. Murray, Campbell and Swink, held five meetings during the fiscal year ended September 30, 2004.

DIRECTORS' COMPENSATION

        During the fiscal year ended September 30, 2004, non-management members of the Corporation's Board each received monthly fees of $900, except the Chairman and Vice Chairman, who received monthly fees of $1,150 and $1,025, respectively. First Financial's Audit Committee members each received an additional annual fee of $1,000 and the Audit Committee Chairman received an additional annual fee of $1,200. Non-management directors who serve on First Financial's non-banking subsidiary boards were paid nominal fees on a quarterly basis.

        Non-management members of the First Federal Board of Directors received monthly fees of $1,000 during the fiscal year ended September 30, 2004, except the Chairman and Vice Chairman, who received $1,250 and $1,125, respectively. The members of management who serve on the First Federal and First Financial Boards receive no additional compensation.

        Effective October 1, 1994, non-management directors of the Corporation and subsidiaries were offered the opportunity to participate in the 1994 Outside Directors Stock Options-for-Fees Plan. The 2004 Outside Directors Stock Options-For-Fees Plan was approved by shareholders at the January 29, 2004, Annual Meeting of Shareholders. In fiscal 2004, nine Directors (excluding Emeritus and Advisory Directors) participated in the Plan, deferring $105,855 in fees.

        The Performance Equity Plan for Non-Employee Directors was approved by shareholders at the January 22, 1997, Annual Meeting of Shareholders. Performance targets for the eighth plan year resulted in the total award of 2,579 shares to the directors of First Financial and First Federal.

MANAGEMENT REMUNERATION

Summary Compensation Table.

        The following information is furnished for the Named Executive Officers during the fiscal year ended September 30, 2004.

				Long-Term
		Annual Compensation*		Compensation

				Awards	All Other
Name and			Bonus	Stock Options	Compensation
Principal Position	Year	Salary ($)	($)[1]	(#)	($) [2]

A. Thomas Hood President and Chief Executive Officer of the Corporation and First Federal	2004	234,541	--	3,000	13,679
	2003	227,208	67,120	4,000	22,863
	2002	221,619	91,348	4,000	19,493

Charles F. Baarcke, Jr. Executive Vice President of the Corporation and First Federal	2004	185,661	--	2,500	12,509
	2003	179,849	44,162	3,500	18,643
	2002	174,698	70,000	3,500	15,384

John L. Ott, Jr. Executive Vice President of the Corporation and First Federal	2004	185,661	--	2,500	12,509
	2003	179,849	45,244	3,500	16,636
	2002	174,698	74,869	3,500	16,770

Susan E. Baham Executive Vice President and Chief Financial Officer of the Corporation and First Federal	2004	185,661	--	2,500	12,081
	2003	179,849	44,387	3,500	17,676
	2002	174,698	70,000	3,500	16,813

Clarence A. Elmore, Jr. Senior Vice President of First Federal	2004	152,984	--	2,500	10,308
	2003	148,200	33,197	3,500	12,624
	2002	142,669	15,000	8,500	2,027

*

All compensation is paid by First Federal but allocated between the Corporation and First Federal based on approximate time spent by the Named Executive Officer on Corporation business. Excludes perquisites which did not exceed the lesser of $50,000 or ten percent of the salary and bonus.

1

Reflects earned incentive bonuses awarded for the fiscal year which were paid in the subsequent fiscal year. For more details on the Performance Incentive Compensation Plan, please refer to the Report of the Compensation/Benefits Committee in this Proxy Statement.

2	Represents total 401(k) and profit sharing plan contributions paid by the Corporation.

Option Grants.

        The Corporation maintains several stock option plans, which provide discretionary awards of options to purchase common stock to officers and employees as determined by the Board of Directors. The following table lists all grants of options under the stock option plans to the Named Executive Officers for the year ended September 30, 2004 and contains certain information about the potential value of the options based upon certain assumptions as to the appreciation of the Corporation's common stock over the life of the option.

Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (10 years)

	Number of	Percent of Total
	Shares	Options
	Underlying	Granted to	Exercise

Name	Options Granted (#)	Employees in Fiscal Year (%)	Price ($/Share)	Expiration Date	5% ($)[1]	10% ($)[1]

A. Thomas Hood	3,000	2.1	32.28	11/25/2013	60,902	154,338

Charles F. Baarcke, Jr.	2,500	1.8	32.28	11/25/2013	50,752	128,615

John L. Ott, Jr.	2,500	1.8	32.28	11/25/2013	50,752	128,615

Susan E. Baham	2,500	1.8	32.28	11/25/2013	50,752	128,615

C. Alexander Elmore	2,500	1.8	32.28	11/25/2013	50,752	128,615

[1]

The dollar amounts indicated in these columns are the result of calculations assuming five percent and ten percent growth rates as required by the rules of the SEC. These growth rates are not intended by First Financial to forecast future appreciation, if any, of the price of First Financial common stock. The actual value, if any, realized by an executive officer will depend on the excess of the market price of the shares over the exercise price on the date the option is exercised.

Option Exercise/Value Table.

    The following table sets forth information with respect to options exercised during the fiscal year ended September 30, 2004 and remaining unexercisable at the end of the fiscal year for the Named Executive Officers.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Shares Underlying Number of Unexercised Options at Fiscal Year End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year End[1] Exercisable/Unexercisable ($)

A. Thomas Hood	31,200	663,156	41,400/--	602,350/--

Charles F. Baarcke, Jr.	--	--	23,300/--	254,097/--

John L. Ott, Jr.	10,888	248,069	26,000/--	311,162/--

Susan E. Baham	6,400	134,688	31,000/--	419,087/--

C. Alexander Elmore	--	--	14,500/--	87,697/--

[1]

The values shown equal the difference between the exercise price of unexercised in-the-money options and the closing market price ($31.26) of the common stock on September 30, 2004. Options are in-the-money if the fair market value of the shares covered by the option exceeds the exercise price of the option.

        During fiscal 1993, the Compensation/Benefits Committee established First Financial stock ownership guidelines for members of management. The desired level of stock ownership is based on the market value of the shares owned as a percentage of annual salary. The percentages are 400 percent, 200 percent and 100 percent for the President, Executive Vice Presidents and other members of management, respectively. Stock ownership goals are expected to be met within five years. When goals are met, additional stock options may be granted. All members of management have met stock ownership goals set by the Corporation, with the exception of six management members, five of whom have been management members for less than five years.

Employment Agreements.

        First Federal and First Financial are parties to employment agreements ("Agreements") with Messrs. Hood, Baarcke, Ott, Elmore and Mrs. Baham. First Federal entered into an employment agreement with Mr. Hood on July 30, 1987, which Agreement was subsequently amended, and has included First Financial as a party to the Agreement since 1993. Additionally, First Federal and First Financial entered into three-year Agreements with Messrs. Baarcke and Ott on October 1, 1993 and with Mrs. Baham on September 26, 1996. On August 1, 2001, First Federal and First Financial entered into a two-year Agreement with Mr. Elmore. The Agreements of Messrs. Hood, Baarcke, Ott, Elmore and Mrs. Baham provide for a salary of not less than $175,620, $104,220, $112,080, $140,000 and $88,448 per annum, respectively, disability and retirement income benefits and bonus and other fringe benefits as may be approved by the Board. The terms of each of the Agreements may be extended for an additional 12 full calendar months upon action of the Boards of First Federal and First Financial, as appropriate, prior to the respective anniversary dates of the Agreements. Each of the Agreements provides for termination for cause or in certain events specified by Office of Thrift Supervision regulations. The Agreements are also terminable by First Federal or the Corporation without cause except that the affected employee would be entitled to the full amount of salary remaining under the term of the Agreement. In the event of a change in control (as defined in each Agreement) of the Corporation followed by the involuntary termination of employment (or voluntary termination of employment in certain circumstances) of the executive following the change in control, each Agreement provides for the payment to the employee of the greater of the salary which would have been received for the remainder of the Agreement or 2.99 times the average of the prior five years' salaries for Messrs. Hood, Baarcke, Ott and Mrs. Baham; and two times the current salary for Mr. Elmore. At September 30, 2004, Messrs. Hood, Baarcke, Ott, Elmore and Mrs. Baham would have received approximately $866,024, $619,826, $653,116, $351,171 and $613,753, respectively, if their employment were terminated subsequent to a change in control.

Equity Compensation Plan Information.

        The following table summarizes share and exercise price information about the Corporation's equity compensation plans as of September 30, 2004, excluding the proposed 2005 Stock Option Plan and the proposed 2005 Performance Equity Plan.

As of September 30, 2004
	Number of securities	Weighted-average	Number of securities
	to be issued upon exercise	Exercise price of	remaining available for future
	of outstanding option,	Outstanding options,	issuance under equity
Plan Category	warrants and rights	Warrants and rights	compensation plans[1]

Equity compensation
plans approved by
security holders	923,396	$20.96	645,538

Equity compensation
plans not approved
by security holders	--	--	--

Total	923,396	$20.96	645,538

1

As of September 30, 2004, there are 175,679 shares remaining in the previous Performance Equity Plan. Shares remaining upon termination of this plan will expire. The Plan terminates September 30, 2005. Also included are 61,393 shares remaining under the 1994 Directors Stock Option-for-Fees Plan which expired October 1, 2004. Additionally, there are 211,807 options remaining in the 1997 and 2001 Stock Option Plans, of which 125,370 were granted to employees and officers November 23, 2004.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee.

        The Audit Committee of First Financial is composed of four directors and operates under a written charter adopted by the Board on May 25, 2000, and amended on September 27, 2001, November 26, 2002, and October 23, 2003. The charter is available on the Corporation's website at www. firstfinancialholdings.com. The Audit Committee is responsible for the appointment, compensation and oversight of the Corporation's independent accountants.

        The Board of Directors has determined that Ronnie M. Givens qualifies as a financial expert within the meaning of SEC rules and regulations and has designated Mr. Givens as the Audit Committee financial expert.

        Management is responsible for the Corporation's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Corporation's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and to issue a report thereon. The Audit Committee's responsibilities include the following:

  review annual and quarterly financial statements prior to filing or distribution and discuss the results of the annual audit;

  review quarterly Chief Executive Officer/Chief Financial Officer certifications;

  review the qualifications, independence and performance of the external accountants;

  review the operation, organizational structure and qualifications of the internal audit department;

  review significant reports regarding the Corporation prepared by the internal audit department;

  review the Corporation's compliance with applicable laws and regulations;

  review employee and shareholder complaints regarding accounting, audit or internal control issues; and

  approve loans to affiliates.

        In this context, the Audit Committee has met and held discussions with management and the independent accountants regarding the financial statements for the year ended September 30, 2004. Management represented to the Audit Committee that the Corporation's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statements of Auditing Standards ("SAS") No. 61, Communication with Audit Committees, as amended by SAS No. 90, Audit Committee Communications.

        The Corporation's independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee discussed with the independent accountants that firm's independence.

        Based upon the Audit Committee's discussions with management and the independent accountants and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Corporation's Annual Report on Form 10-K for the year ended September 30, 2004, filed with the SEC.

        The directors who are members of the Audit Committee are:
Paul G. Campbell, Jr., Chairman
Thomas J. Johnson
D. Kent Sharples
Henry M. Swink

Independence and Other Matters

        Each member of the Audit Committee is "independent," as defined under the Nasdaq Marketplace Rules. The Audit Committee members do not have any relationship to the Corporation that may interfere with the exercise of their independence from management and the Corporation. None of the Audit Committee members are current officers or employees of the Corporation or its affiliates.

Auditing and Related Fees

        The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Corporation's annual financial statements for fiscal 2003 and 2004, and fees billed for other services rendered by KPMG LLP.
	2004	2003

Audit Fees[1]	$ 318,500	$ 215,000
Audit related fees[2]	54,000	25,000

Audit and audit related fees	372,500	240,000
Tax Fees[3]	51,750	52,230
All other fees[4]	69,051	-

Total fees	$ 493,301	$ 292,230

1

Audit fees consisted of the audit of consolidated financial statements, quarterly reviews and audits of subsidiaries. In addition, audit fees in 2004 included $97,200 of fees for issuance of letters to underwriters and review of registration statements.

2	Audit related fees consisted of fees for FDICIA attestation procedures and audits of the employee stock purchase plan.
3	Tax fees consisted of fees for tax consultation and tax compliance services.
4	All other fees paid were for professional services rendered for due diligence for the Kimbrell Insurance Group, Inc. acquisition.

        It is the policy of the Audit Committee to pre-approve all auditing services and non-auditing services provided to the Corporation by its independent accountants, KPMG LLP, including fees and terms. Pre-approval may only be granted by the full Audit Committee. In considering non-audit services, the Audit Committee will consider various factors, including but not limited to, whether it would be beneficial to have the service provided by the independent accountants and whether the service could compromise the independence of the independent accountants. The Audit Committee pre-approved 100 percent of the engagements for the audit of the Corporation, audit related engagements, tax engagements and other permitted non-audit services of KPMG LLP paid during fiscal 2004 and fiscal 2003.

CORPORATE GOVERNANCE/NOMINATING COMMITTEE MATTERS

Report of the Corporate Governance/Nominating Committee:

        The Corporate Governance/Nominating Committee of First Financial is composed of four directors and operates under a written charter adopted by the Board on September 25, 2003. The charter is available on the Corporation's website at www.firstfinancialholdings.com.

        The Corporate Governance/Nominating Committee's responsibilities are to:

  Nominate persons for election or appointment to the Board;

  Assess Board and Corporate Governance/Nominating Committee membership needs; and

  Implement policies and processes regarding corporate governance matters.

Director Nomination Process

        The Corporate Governance/Nominating Committee is responsible for identifying individuals qualified to become Board members and to recommend to the board the individuals for nomination as members of the board. The Corporate Governance/Nominating Committee and the Board expect to create a Board that will demonstrate objectivity and the highest degree of integrity on an individual and collective basis. The Corporate Governance/Nominating Committee considers the needs of the Board and the Corporation in light of the current mix of director skills and attributes. The Committee's evaluation of director candidates includes an assessment of issues and factors regarding an individual's education, business experience, accounting and financial expertise, age, diversity, reputation, civic and community relationships. The Corporate Governance/Nominating Committee also takes into consideration the Board's retirement policy, the ability of directors to devote adequate time to Board and Committee matters, and the Board's belief that a substantial majority of the Board should consist of independent directors. When considering current Board members for nomination for reelection, the Committee also considers prior Board contributions and performance, as well as meeting attendance records.

        The Corporate Governance/Nominating Committee seeks the input of the other members of the Board in identifying and attracting director candidates who are consistent with the criteria outlined above. In addition, the Committee may use the service of consultants or a search firm, although it has not done so in the past. The Corporate Governance/Nominating Committee will consider recommendations by the Corporation's shareholders of qualified director candidates for possible nomination by the board. Shareholders may recommend qualified director candidates by writing to the Corporate Secretary, Dorothy B. Wright, at our offices at 2440 Mall Drive, Charleston, South Carolina 29406. Submissions should include information regarding a candidate's background, qualifications, experience and willingness to serve as a director. Based on preliminary assessment of a candidate's qualifications, the Corporate Governance/Nominating Committee may conduct interviews with the candidate and request additional information from the candidate. The Committee uses the same process for evaluating all nominees, including those recommended by shareholders. The Corporate Governance/Nominating Committee did not receive any shareholder nominations this year.

        The directors who are members of the Corporate Governance/Nominating Committee are:
James C. Murray, Chairman
Paula Harper Bethea
Paul G. Campbell, Jr.
Henry M. Swink

        Each member of the Corporate Governance/Nominating Committee is "independent," as defined under the Nasdaq Marketplace Rules. The Corporate Governance/Nominating Committee members do not have any relationship to the Corporation that may interfere with the exercise of their independence from management and the Corporation. None of the Corporate Governance/Nominating Committee members are current officers or employees of the Corporation or its affiliates.

        The Board conducted a self-evaluation during this fiscal year. Responses were received from all Board members. The evaluation covered organization, meeting operations, practices and overall performance. Board members rated many specific items in the categories listed above and also indicated a "better" or "worse" 12-month trend. The Board continues to review and work for improvement where there are opportunities.

Code of Business Conduct and Ethics.

        The Corporation and First Federal are committed to establishing and maintaining high standards of corporate governance. The Corporation's and First Federal's executive officers and the Board of Directors have worked together to establish a comprehensive set of corporate governance initiatives that they believe will serve the long-term interests of the Corporation's shareholders and employees. These initiatives are intended to comply with the provisions contained in the Sarbanes-Oxley Act of 2002, the rules and regulations of the SEC adopted thereunder, and the Nasdaq Marketplace Rules. The Board will continue to evaluate, and improve the Corporation's and First Federal's corporate governance principles and policies as necessary and as required.

        First Financial Holdings, Inc. has had a written code of conduct since 1988. On May 22, 2003, the Board of Directors adopted a revised Code of Business Conduct and Ethics for the Corporation's officers (including its senior financial officers), directors and employees. The Code of Business Conduct and Ethics requires the Corporation's officers, directors and employees to maintain the highest standards of professional and ethical conduct. The Code includes guidelines relating to the ethical handling of actual or potential conflicts of interest, compliance with laws, accurate financial reporting, and procedures for promoting compliance with, and reporting violations of the Code. A copy of the Code of Business Conduct and Ethics is posted on the Corporation's website at www.firstfinancialholdings.com.

COMPENSATION/BENEFITS COMMITTEE MATTERS

        Notwithstanding anything to the contrary set forth in any of the Corporation's previous filings under the Securities Act of 1933, as amended, or the 1934 Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation/Benefits Committee and performance graph shall not be incorporated by reference into any such filings.

Report of the Compensation/Benefits Committee.

        The Compensation/Benefits Committees of the Boards of the Corporation and First Federal are composed entirely of independent directors. The Corporation's Compensation/Benefits Committee is responsible for establishing and monitoring compensation policies of the Corporation and for reviewing and ratifying the actions of First Federal's Compensation/Benefits Committee.

        It is the policy of First Federal that the performance of senior management be evaluated using the same established criteria that are used for its employees and that the salary structure for the executive officers be included in the salary structure of First Federal. The Compensation/Benefits Committees are responsible for evaluating the performance of the Chief Executive Officer of First Federal and First Financial and setting his compensation, while the Chief Executive Officer of First Federal evaluates the performance of other senior officers of First Federal. Salary increases are recommended to the Compensation/Benefits Committee based on these evaluations. The Compensation/Benefits Committee reviews the evaluations and sets the salaries for the coming year. Members of senior management receive base salaries determined by the responsibilities, skills and experience related to their respective positions.

        The Compensation/Benefits Committees' considerations include management skills, long-term performance, shareholder returns, operating results, asset quality, asset-liability management, regulatory compliance, unusual accomplishments, economic conditions, external events that affect the operations of the Corporation and First Federal, the competitiveness of the executive's total compensation and First Financial's ability to pay an appropriate and competitive salary. Compensation policies must promote the attraction and retention of highly qualified executives and the motivation of these executives to achieve financial and other goals that result in the success of the Corporation and First Federal and the enhancement of long-term shareholder value. Members of senior management are eligible for periodic increases in their base salary as a result of individual performance or significant increases in their duties and responsibilities. The amount and timing of an increase depends upon the individual's performance, position of salary to the competitive market median salary, and the time interval and any added responsibilities since the last salary increase.

        In addition to salaries, the Corporation's compensation plan includes Profit Sharing Plan contributions and matching contributions to the 401(k) Plan, both of which are based on the profitability of the Corporation and its subsidiaries. Stock options are also awarded periodically based on performance, length of service and salary grades. The Compensation/Benefits Committee believes that awards of stock options provide increased motivation to work for the success of the Corporation, thereby increasing personal financial success. All options granted to executives and employees are exercisable at the closing price of the Corporation's stock on the date of grant.

        In September 1996, the Board approved a Management Performance Incentive Compensation Plan that became effective October 1, 1996. The purpose of the plan is to share the rewards of excellent performance with those managers who provide knowledge and direction to the Corporation and work to accomplish results that are above expectations. Standards of measurement are developed annually, and the Corporation and First Federal must meet the goals as identified in their strategic business plans. Management can receive additional compensation up to 65% of base salary. The Chief Executive Officer's performance incentive compensation is based on an average of all goals achieved by those managers.

        Any incentive awards are supplements to annual compensation. No incentive bonus will be awarded for a fiscal year regardless of performance on individual factors if the Corporation's and First Federal's returns on shareholders' equity are less than the approved minimum for that fiscal year. Participants in the plan are limited to executives who are responsible for directing functions which have significant impact on the growth and profitability of First Federal and the Corporation.

        Periodically, independent compensation consultants are engaged to review the salary levels of all members of management as compared to peers with comparable responsibilities in other companies. Results are reported to the Compensation/Benefits Committee.

        During the fiscal year ended September 30, 2004, the base compensation for A. Thomas Hood, President and Chief Executive Officer of the Corporation, was $234,541, which represented a three percent increase from the previous fiscal year's base compensation of $227,715. Mr. Hood's total compensation package is outlined in the summary compensation table. Additionally, Mr. Hood drives an automobile supplied by the Corporation and receives benefits given to all full-time employees of the Corporation. Each member of the Compensation/Benefits Committee believes Mr. Hood's current total compensation is not excessive or unreasonable.

Submitted by the Compensation/Benefits Committees of the Boards of Directors:
FIRST FINANCIAL	FIRST FEDERAL
Gary C. Banks, Jr., Chairman	Paul G. Campbell, Jr., Chairman
Paula Harper Bethea	Gary C. Banks, Jr.
Thomas J. Johnson	B. Ed Shelley, Jr.
D. Kent Sharples	Hugh L. Willcox, Jr.

Compensation/Benefits Committee Interlocks and Insider Participation.

        The Board of the Corporation has a Compensation/Benefits Committee composed of Mrs. Bethea and Messrs. Banks, Johnson and Sharples, and Mr. Banks serves as Chairman. The Compensation/Benefits Committee reviews and ratifies the actions of the Compensation Committee of First Federal. No member of the Compensation/Benefits Committee was an officer or employee of the Corporation or any of its subsidiaries during the year ended September 30, 2004, was formerly an officer or employee of the Corporation or any of its subsidiaries, or had any relationship otherwise requiring disclosure.

        Performance Graph. The following graph shows a five year comparison of cumulative total returns for the Corporation, the CRSP Index for Nasdaq Stock Market (U.S. Companies) and the CRSP Peer Group Indices for Nasdaq Savings Institution and Bank Stocks.*

CRSP Total Returns Index for:	9/30/1999	9/30/2000	9/30/2001	9/30/2002	9/30/2003	9/30/2004
FIRST FINANCIAL HOLDINGS, INC.	100.0	92.0	142.2	172.0	197.5	210.3
Nasdaq Stock Market (U.S. Companies)	100.0	133.1	54.4	42.8	65.2	69.3
Nasdaq Stocks Savings Institutions	100.0	109.3	152.8	190.3	266.9	327.7
(SIC 6030-6039 US Only)
Nasdaq Bank Stocks	100.0	107.4	121.8	128.7	149.8	174.9
(SIC 6020-6029, 6710-6719 US & Foreign)

Notes:
A.	The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B.	The indices are reweighted daily, using the market capitalization on the previous trading day.
C.	If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding day is used.
D.	The index level for all series was set to $100.0 on 9/30/1999.
*Source: Center for Research in Security Prices (CRSP), the University of Chicago Graduate School of Business. Used with permission. All rights reserved.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the 1934 Act requires certain officers of the Corporation and its directors, and persons who beneficially own more than ten percent of any registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than ten percent shareholders are required by regulation to furnish the Corporation with copies of all 16(a) forms they file.

        Based solely on a review of the reports and written representations provided to the Corporation by the above-referenced persons, the Corporation believes that during the fiscal year ended September 30, 2004, all filing requirements applicable to its reporting officers, directors and greater than ten percent beneficial owners were properly and timely complied with the exception of two reports. The first was filed by John L. Ott, Jr., an Officer of First Financial. Mr. Ott filed a Form 4, Statement of Change in Beneficial Ownership of Securities, on February 18, 2004, for a transaction on February 6, 2004, for a stock swap in which 1,250 shares were used to purchase 5,488 shares. The second was filed by Hugh L. Willcox, Jr., a Director of First Federal. Mr. Willcox filed a Form 4, Statement of Change in Beneficial Ownership of Securities, on March 11, 2004 for a transaction on March 5, 2004, in which 1,800 shares were sold.

TRANSACTIONS WITH MANAGEMENT

        James L. Rowe is a former principal of Kinghorn Insurance Agency ("Kinghorn"). The Corporation purchased the Hilton Head Island, Bluffton and Ridgeland operations of Kinghorn in May 2001. In connection with the transaction, Mr. Rowe, as a 60 percent owner of Kinghorn, received approximately $5.1 million, or 60 percent, of the purchase price.

        In addition to the purchase price, Mr. Rowe may receive from the Corporation a payment for a period of four years following the closing of the acquisition of up to $258,750 at the end of each year, based on certain performance criteria. The amount paid to Mr. Rowe by the Corporation in fiscal 2004 was $258,750.

        Operating as Kinghorn Insurance Services, Inc., the agency is a subsidiary of the Corporation's insurance subsidiary, First Southeast Insurance Services, Inc. Mr. Rowe entered into an Employment Agreement with First Southeast Insurance Services effective as of the close of the transaction. The agreement has a term of four years, provides for a base annual salary of approximately $159,900 and for participation in certain benefit programs of the Corporation.

        Applicable laws and regulations require that all loans or extensions of credit by First Federal to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (unless the loan or extension of credit is made under a benefit program generally available to all employees and does not give preference to any insider over any employee) and does not involve more than the normal risk of repayment or present other unfavorable features. First Federal has adopted policies that comply with these provisions.

PROPOSAL II -- RATIFICATION OF ADOPTION OF 2005 STOCK OPTION PLAN

        On October 28, 2004, the Board of Directors of the Corporation adopted, subject to shareholder approval, the First Financial Holdings, Inc. 2005 Stock Option Plan (the "2005 SOP").

        The objective of the 2005 SOP is to reward performance and build the participants' equity interest in the Corporation by providing long-term incentives and rewards to officers, key employees and other persons who provide services to the Corporation and its subsidiaries and who contribute to the success of the Corporation by their innovation, ability, industry, loyalty and exceptional service

        The Corporation presently maintains the 1997 and 2001 Stock Option Plans for the benefit of participating officers and employees. However, at present, only 86,437 shares are available for the grant of options under the existing plans. The Corporation believes that the availability of stock compensation programs is an important element of the Corporation's overall incentive compensation strategy and the adoption of the 2005 SOP will assist the Corporation in meeting the objectives of such strategy.

        The following summary is a brief description of the material features of the 2005 SOP. This summary is qualified in its entirety by reference to the 2005 SOP, a copy of which is attached as Exhibit A.

Summary of the 2005 SOP

        Type of Stock Option Grants. The 2005 SOP provides for the grant of incentive stock options ("ISOs"), within thn 422(b) of the Internal Revenue Code of 1986, as amended ("Code"), and Non-Qualified Stock Options ("NQSOs"), which do not satisfy the requirements for ISO treatment.

        Administration. The 2005 SOP is administered by the Corporation's Board of Directors (or a committee designated by the Board). Subject to the terms of the 2005 SOP and resolutions of the Board, the Board interprets the 2005 SOP and is authorized to make all determinations and decisions thereunder. The Board also determines the individuals to whom stock options will be granted, the type and amount of stock options that will be granted, and the terms and conditions applicable to such grants.

        Participants. All officers and employees of the Corporation and its subsidiaries are eligible to participate in the 2005 SOP.

        Number of Shares of Common Stock Available. The Corporation has reserved 600,000 shares of common stock for issuance under the 2005 SOP in connection with the exercise of awards. Shares of common stock to be issued under the 2005 SOP will be either authorized but unissued shares, or reacquired shares held by the Corporation in its treasury. To the extent the Corporation utilizes authorized but unissued shares to fund the 2005 SOP, the interests of current shareholders will be diluted. If all options are granted through the use of authorized but unissued common stock, current shareholders would be diluted by approximately 4.9% based on the number of shares outstanding on November 29, 2004. Any shares subject to an award which expires or is terminated unexercised will again be available for issuance under the 2005 SOP.

        Shares awarded under the 2005 SOP will be adjusted by the Board in the event of a reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or other change in corporate structure or the common stock of the Corporation.

        Stock Option Grants. The exercise price of each ISO or NQSO will be at least equal to the fair market value of a share of common stock on the date of the grant. The aggregate fair market value of ISO shares granted to any employee that may be exercisable for the first time by that employee during any calendar year (under all stock options plans of the Corporation and its subsidiaries) may not exceed $100,000.

        The exercise price of an option may be paid in cash, common stock or other property, by the surrender of all or part of the option being exercised, by the immediate sale through a broker of the number of shares being acquired sufficient to pay the purchase price, or by a combination of these methods, as and to the extent permitted by the Board.

        Under the 2005 SOP, no ISO is transferable other than by will or the laws of descent and distribution. NQSOs are transferable by will, the laws of descent or a "domestic relations order," as defined in the Code, or a gift to any member of the participant's immediate family or to a trust for the benefit of one or more of such immediate family members. Options may become exercisable in full at the time of grant or at such other times and in such installments as the Board determines or as may be specified in the 2005 SOP. Options may be exercised during periods before and after the participant terminates employment, as the case may be, to the extent authorized by the Board or specified in the 2005 SOP. However, no ISO may be exercised after the tenth anniversary of the date the option was granted.

        Effect of a Change in Control. In the event of a tender offer, exchange offer for shares, or a change in control (as defined in the 2005 SOP) of the Corporation, each outstanding stock option grant will become fully vested and immediately exercisable for a period of 60 days following the date of such change in control, after which any unexercised portion of the option shall revert to being vested as though no change in control occurred. In addition, in the event of a merger or other corporate event in which the Corporation is not the surviving entity, the 2005 SOP provides that the participant may elect to receive the excess of the fair market value of the common stock underlying the option over the option's exercise price in cash or property, as determined in the Board's discretion.

        Term of the 2005 SOP. The 2005 SOP will be effective only upon approval by the shareholders of the Corporation. The 2005 SOP will expire on the tenth anniversary of the effective date, unless terminated sooner by the Board.

        Amendment of the Plan. The 2005 SOP allows the Board to amend, suspend or terminate the 2005 SOP without shareholder approval unless such approval is required to comply with a tax law or regulatory requirement. The Board shall not, without the further approval of the shareholders of the Corporation, authorize the amendment of any outstanding option to reduce the exercise price of the option or cancel outstanding options in consideration for awards having a lower exercise price.

        Certain Federal Income Tax Consequences. The following brief description of the tax consequences of stock option grants under the 2005 SOP is based on federal income tax laws currently in effect and does not purport to be a complete description of such federal income tax consequences.

        There are no federal income tax consequences either to the optionee or to the Corporation upon the grant of an ISO or an NQSO. Upon the exercise of an ISO during employment or within three months thereafter, the optionee will not recognize any income and the Corporation will not be entitled to a deduction, although the excess of the fair market value of the shares on the date of exercise over the option price is includible in the optionee's alternative minimum taxable income, which may give rise to alternative minimum tax liability for the optionee. Generally, if the optionee disposes of shares acquired upon exercise of an ISO within two years of the date of grant or one year of the date of exercise, the optionee will recognize ordinary income, and the Corporation will be entitled to a deduction, equal to the excess of the fair market value of the shares on the date of exercise over the option price (limited generally to the gain on the sale). The balance of any gain or loss will be treated as a capital gain or loss to the optionee. If the shares are disposed of after the two year and one year periods mentioned above, the Corporation will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.

        On exercise of an NQSO, the excess of the date-of-exercise fair market value of the shares acquired over the option price will generally be taxable to the optionee as ordinary income and deductible by the Corporation, provided the Corporation properly reports the income in respect of the exercise. The disposition of shares acquired upon the exercise of an NQSO will generally result in a capital gain or loss for the optionee, but will have no tax consequences for the Corporation.

New Plan Benefits.

        Although the Corporation anticipates that option grants will be made to officers and employees following the effective date and during the term of the 2005 SOP, no specific determinations have been made regarding the timing, recipients, size or terms of individual awards.

Board of Directors' Recommendation.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 2005 SOP.

PROPOSAL III -- RATIFICATION OF ADOPTION OF 2005 PERFORMANCE EQUITY PLAN FOR NON-EMPLOYEE DIRECTORS

       On October 28, 2004, the Board adopted the First Financial Holdings, Inc. 2005 Performance Equity Plan for Non-Employee Directors (the "2005 PEP"), subject to ratification by the Corporation's shareholders at the Meeting. The full text of the 2005 PEP is set forth as Exhibit B to this Proxy Statement. The major features of the 2005 PEP are summarized below, but this summary is qualified in its entirety by reference to the actual text of the 2005 PEP.

Description of the 2005 PEP

Purpose

        The purpose of the 2005 PEP is to provide non-employee directors with an opportunity to increase their equity interest in the Corporation if the Corporation and First Federal attain specified financial performance criteria. The Corporation believes that the 2005 PEP will further reinforce the common interest of directors and shareholders in enhancing the financial performance of the Corporation.

Effective Date and Term

        If approved by the shareholders at the Meeting, the 2005 PEP would become effective January 27, 2005. The term during which grants may be made would expire on the tenth anniversary of the effective date.

Awards Under the Plan

        With respect to each fiscal year of the Corporation, the Boards of Directors of the Corporation and First Federal will specify financial performance criteria ("performance targets") for the Corporation and First Federal, as appropriate, and the percentage of total board fees eligible for conversion to shares of common stock upon the attainment of the performance targets. For any fiscal year, the Boards of the Corporation and/or First Federal may also specify a range of performance targets over which the percentage of fees eligible for conversion to shares may increase. The performance targets for the Corporation and First Federal will be set forth in a resolution of the respective board.

        On the last business day of January for each fiscal year, each non-employee director of the Corporation or First Federal will receive an award of shares of common stock for the preceding fiscal year based solely on the attainment of the performance targets for the Corporation and First Federal. The number of shares awarded will be determined separately for each director by using the following formula:

X = Maximum amount of board fees eligible for conversion to shares (total board fees multiplied by 50%.)

Y = The percentage applicable according to the performance targets.

Z = Total shares of common stock awarded (X multiplied by Y and divided by the fair market value of a share on the date of grant).

        The shares of common stock awarded under the 2005 PEP will be in addition to, and not in substitution for, the payment of Corporation and First Federal Board fees in cash or stock options pursuant to the Corporation's 2004 Director Stock Option-for-Fees Plan. No more than 50 percent of the sum of a director's Corporation and First Federal Board fees in any fiscal year may be converted to common stock under this Plan. None of the shares awarded under the 2005 PEP will be subject to forfeiture upon the termination of a director's service prior to completion of his or her term.

        For purposes of the 2005 PEP, the "fair market value" of the common stock means, as of any date, the closing price of a share of common stock on the Nasdaq Stock Market's National Market system, or, if no shares were traded on such date, the next preceding date on which shares of common stock were traded. If shares of common stock are not traded on a national securities exchange or quoted on the Nasdaq Stock Market, and there are not at least two brokerage companies reporting a bid price per share on any date, then the fair market value will be that value determined in good faith by the Board in such manner as it deems appropriate.

        For the Corporation's 2005 fiscal year, shares of common stock will be awarded in accordance with the formula set forth above on the basis of performance targets contained in Appendix A to the previous Performance Equity Plan.

Share Reserve; Adjustments

        The Corporation has reserved 60,000 shares of common stock for issuance under the Plan. These shares may consist in whole or in part of authorized and unissued or reacquired shares.

        The number and kind of shares of common stock reserved under the 2005 PEP will be automatically adjusted to prevent dilution or enlargement of the rights of 2005 PEP participants in the event of any changes in the number or kind of outstanding shares of common stock resulting from a merger, recapitalization, stock exchange, stock split, stock dividend, other extraordinary dividend or distribution, corporate division or other change in the Corporation's corporate or capital structure.

Amendment of the Plan

        The Board of Directors may amend, suspend or discontinue the 2005 PEP, but shareholder ratification of such action is required if necessary in order to ensure compliance with Rule 16b-3 under the 1934 Act.

Federal Income Tax Treatment

        Each non-employee director of the Corporation or First Federal who participates in the 2005 PEP will be taxed upon the fair market value of the common stock received upon the issuance of the common stock by the Corporation. For federal income tax purposes, this amount would be taxable as compensation income from self-employment and the Corporation would be entitled to a corresponding deduction.

Plan Benefits

        Insofar as awards under the 2005 PEP are determined by reference to the attainment of annual performance targets, benefits under the 2005 PEP are not generally determinable in advance.

Board of Directors' Recommendation

        THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE 2005 PERFORMANCE EQUITY PLAN FOR NON-EMPLOYEE DIRECTORS.

SHAREHOLDER PROPOSALS

        Article II, Section 15 of the Corporation's Bylaws provides that any new business to be taken up at the Meeting shall be stated in writing and filed with the Secretary of the Corporation in accordance with the provisions of the Corporation's Certificate of Incorporation. Article IX of the Certificate of Incorporation provides that notice of a shareholder's intent to make a nomination or present new business at the Meeting ("shareholder notice") must be given not less than 30 days nor more than 60 days prior to the date of the Meeting; provided, however, that if less than 31 days notice of the Meeting is given to shareholders by the Corporation, such notice shall be delivered or mailed to the Secretary of the Corporation not later than the close of the tenth day following the day on which notice of the Meeting was mailed to shareholders. If properly made, such nominations or new business shall be considered by shareholders at the Meeting.

        In order to be eligible for inclusion in the Corporation's proxy materials for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received by Dorothy B. Wright, Corporate Secretary at the Corporation's office at 2440 Mall Drive, Charleston, South Carolina 29406, no later than August 16, 2005. Any such proposals shall be subject to the requirements of the proxy rules adopted under the 1934 Act.

OTHER MATTERS

        The Board is not aware of any business to come before the Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies. The cost of solicitation of proxies will be borne by the Corporation. In addition to solicitations by mail, directors, officers and regular employees of the Corporation may solicit proxies personally or by telegraph or telephone without additional compensation.

        The Board has established a process for shareholders and other interested parties to communicate directly with the Chairman of the Board or with the non-management directors individually or as a group. Any shareholder or other interested party who desires to contact one or more of First Financial's directors, including the Board's Chairman, may send a letter to the following address:

Board of Directors (or Chairman or name of individual director)
c/o Dorothy B. Wright, Corporate Secretary
2440 Mall Drive, Suite 100
Charleston, SC 29406

        All such communications will be forwarded to the appropriate director or directors specified in such communications as soon as practicable.

        In addition, any shareholder or interested party who has any concerns or complaints relating to accounting, internal accounting controls or auditing matters, may contact the Audit Committee by writing the following address:

First Financial Holdings, Inc. Audit Committee
c/o Dorothy B. Wright, Corporate Secretary
First Financial Holdings, Inc.
2440 Mall Drive, Suite 100
Charleston, SC 29406

ANNUAL REPORT TO SHAREHOLDERS

        A copy of the Annual Report to Shareholders and the Annual Report on Form 10-K for the fiscal year ended September 30, 2004, are being mailed to each shareholder of record as of the close of business on the Voting Record Date together with these proxy materials. THE ANNUAL REPORT ON FORM 10-K AND THE ANNUAL REPORT TO SHAREHOLDERS ARE NOT A PART OF THE CORPORATION'S PROXY SOLICITING MATERIAL.

BY ORDER OF THE BOARD OF DIRECTORS
Dorothy B. Wright
Corporate Secretary
Charleston, South Carolina
December 14, 2004